Exhibit 10.1

LEASE AGREEMENT

LANDLORD:

BRG OFFICE L.L.C. and

UNIT 2 ASSOCIATES L.L.C.,

as tenants in common,

TENANT:

PROPHASE DIAGNOSTICS, INC.

LIST OF EXHIBITS

A	Premises
B	Landlord’s Base Building Work
C	Rules and Regulations
D	[reserved]
E	[reserved]
F	Form of SNDA
G	Parking Diagram

*Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedules will be furnished to the SEC upon request.

LEASE

This LEASE (“Lease”) is made as of the 10th day of June, 2022, by and between BRG OFFICE L.L.C. and UNIT 2 ASSOCIATES L.L.C., as tenants in common (“Landlord”), and PROPHASE DIAGNOSTICS, INC. (“Tenant”).

1. Lease of Premises.

(a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately four thousand five hundred sixteen (4,516) rentable square feet located on and comprising a portion of the first floor (the “Premises”, as more particularly shown on Exhibit A annexed hereto) of the building (the “Building”) known as and located at 711 Stewart Avenue, Garden City, New York, upon and subject to the terms, covenants and conditions contained in this Lease to be performed by each party. The Premises shall not include any portion of the “Common Elements” (hereafter defined) of the Building or shall not include any “General Common Elements” (hereafter defined) or Common Elements appurtenant to any unit in the Condominium (hereafter defined), however Tenant shall have use of the Common Elements and General Common Elements as defined in the Condominium Documents (as hereafter defined).

(b) Tenant acknowledges and agrees that Landlord’s predecessor has converted the Building (in which the Premises is a part) to a condominium form of ownership (“Condominium”) and the Building constitutes a separate condominium unit (defined hereafter as the “Office Building Unit”). Tenant acknowledges receipt of that certain “No-Action Letter” (hereafter defined) issued by the New York State Department of Law on July 13, 2012 as File No. NA12-0095, and that certain Declaration of Condominium (the “Declaration”), as the same may be amended from time to time, which has been recorded with the Nassau County Clerk’s Office on March 26, 2013 (at Liber 12928, page 910) in accordance with the provisions of Article 9-B of the Real Property Law of the State of New York (the “Condominium Act”) and the by-laws adopted by the Condominium. Tenant acknowledges and agrees that this Lease and all rights of Tenant hereunder are and shall otherwise be subject and subordinate in all respects to the provisions of the Declaration, the by-laws, the rules and regulations of the Condominium and all other documents pursuant to which the Condominium was established and operates (collectively, the “Condominium Documents”).

Subject to the payment of “Rent” (hereafter defined) and other sums reserved in this Lease, Landlord hereby grants to Tenant the non-exclusive right to use, with all other tenants and occupants of the Building, their subtenants, licensees and invitees, subject to this Lease and the Condominium Documents, those areas of the Building (“General Common Elements”), that may be used in common with any unit owners of individual Units which comprise a portion of the Office Building Unit, those areas of the Building which the Premises are located that are allocated to a unit (“Unit Common Elements”; the General Common Elements and the Unit Common Elements are collectively referred to as the “Common Elements”).

1.1	Landlord’s Base Building Work; Landlord’s Work; Landlord’s Construction Allowance.

Landlord will, prior to the Commencement Date and at Landlord’s sole cost and expense, perform the work described on Exhibit B annexed hereto (“Landlord’s Base Building Work”), using Building Standard materials. Landlord will perform the build-out of the Premises (“Landlord’s Work”) using Building Standard materials and substantially in accordance with the plans and specifications attached hereto as Exhibit B-1 (the “Plans and Specifications”) and at a project cost in accordance with the estimated budget attached hereto as Exhibit B-2 (the “Landlord’s Construction Budget”). Landlord shall pay a portion of Landlord’s Work up to $203,220.00 (“Landlord’s Construction Allowance”). Except as otherwise expressly provided herein, in no event shall Landlord be required to expend more than Landlord’s Construction Allowance to complete Landlord’s Work, regardless of whether or not the actual cost of Landlord’s Work ultimately exceeds the Landlord’s Construction Budget. Tenant shall, within ten (10) days following the date hereof shall deliver to Landlord a sum in the amount (the “Tenant’s Construction Fund”) equal to the total project cost indicated in Landlord’s Construction Budget less the amount of Landlord’s Construction Allowance. The Tenant Construction Fund shall be held by Landlord in escrow in a non-interest bearing account and disbursed in accordance with this Lease. The Tenant Construction Fund shall be applied solely against the cost and expense of the actual construction work and project related costs performed by Landlord in connection with Landlord’s Work. If the cost and expenses of Landlord’s Work do not exceed the Tenant Construction Fund and Landlord’s Construction Allowance, then Landlord shall credit the unused portion of the Tenant Construction Fund against the next installment(s) of Rent payable by Tenant next coming due. Upon the completion of Landlord’s Work, Landlord shall provide Tenant with a statement detailing the unused portion of the Tenant Construction Fund (if any) and the amount expected to be credited against the next installments(s) of Rent payable by Tenant to Landlord. Except as otherwise expressly provided herein, any cost in excess of Tenant’s Contribution Fund and the amount of Landlord’s Construction Allowance that is realized during the performance of Landlord’s Work (and was not previously reflected in Landlord’s Construction Budget) shall be paid by Tenant to Landlord within ten (10) days from Tenant’s receipt of an invoice therefor. Landlord reserves the right to make certain changes to the Plans and Specifications without Tenant’s prior approval, provided such changes are required by applicable building codes and do not (i) materially reduce the square feet area of the Premises, or (ii) materially affect the design, appearance or quality of the Building, or the Premises. Notwithstanding the foregoing, Landlord shall be responsible for any costs that exceed Landlord’s Construction Budget (and any agreed line item variances) in connection with Landlord’s Work only if such excess costs primarily result from Landlord’s acts, omissions or willful misconduct with respect to (a) the failure to act in a reasonably prudent manner in procuring supplies and materials in a timely manner for Landlord’s Work, or (b) Landlord’s failure to provide reasonable and customary oversight of the general contractor retained by Landlord to perform and complete Landlord’s Work (collectively, “Landlord Cost Overruns”). Other than Landlord Cost Overruns, Tenant shall be responsible for any costs and expenses incurred by Landlord that exceed Landlord’s Construction Budget with respect to (i) Tenant’s written requests that increase Landlord’s Construction Budget, (ii) all costs, including, but not limited to, any contractor fees, architect fees, permit fees and cost of materials, resulting from Tenant’s change orders or deviations from building standard materials if the same increase Landlord’s Construction Budget, (iii) any cost overruns resulting from causes outside the reasonable control of Landlord or Tenant, such as a Force Majeure Delay, material shortages, unforeseen or customary increases in market prices of materials or labor, and unforeseen supply chain delays (in any case, subject to clause “a” above), or (iv) any cost overruns resulting from Tenant Delay (hereinafter defined) or Tenant’s Cabling Work (hereinafter defined) (collectively, “Tenant Cost Overruns”). Any Tenant Cost Overruns shall be paid by Tenant to Landlord within ten (10) business days from Tenant’s receipt of an invoice therefor. Landlord’s Work shall be deemed approved by Tenant in all respects unless Tenant, within 30 days after the Commencement Date, notifies Landlord of specific items which are not completed or do not conform to the Plans and Specifications (“Tenant’s Punchlist”). Upon receipt of Tenant’s Punchlist, Landlord will use reasonable efforts to prosecute to completion the items set forth on Tenant’s Punchlist within thirty (30) days after receipt of Tenant’s Punchlist, or if any such item is not reasonably able to be completed within thirty (30) days, then Landlord shall have commenced to complete the same within such thirty (30) day period and thereafter shall diligently and continuously prosecute the same to completion. Notwithstanding anything to the contrary contained herein, Landlord agrees to repair any latent defects resulting from Landlord’s Work so long as such latent defects are discovered by Tenant within six (6) months following the Commencement Date. If such latent defects are discovered and notice specifically detailing the defect, the characteristics thereof and the reason same could not have been previously discovered is received by Landlord within six (6) months following the Commencement Date, Landlord shall commence repair of the same, at its sole expense, within thirty (30) days following Landlord’s receipt of Tenant’s notice and thereafter prosecute completion of the same.

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1.1.1 Landlord shall, prior to the Commencement Date and promptly after building permits have been obtained, perform Landlord’s Work. Landlord shall obtain any and all necessary certificates of occupancy, completion and compliance with respect to all Landlord’s Work.

1.1.2 For the purpose hereof, the terms “Substantially Complete” and “Substantial Completion” shall mean the substantial completion of Landlord’s Base Building Work in accordance with Exhibit B or Landlord’s Work in accordance with the Plans and Specifications, as the case may be, notwithstanding the fact that minor or unsubstantial details of construction, fit, finish, and mechanical adjustment or decoration remain to be completed, the non-completion of which would not materially interfere with Tenant’s use of the Premises for the Permitted Use. Landlord shall not be responsible for any delay in the completion of Landlord’s Work arising from Tenant Delay or Force Majeure Delay (hereinafter defined) or Tenant’s Cabling Work.

1.1.3 Landlord shall, at least fifteen (15) days prior to the Commencement Date, provide Tenant with access to the Premises to permit Tenant to install Tenant’s high-speed data network and telecommunication/data cabling throughout the Premises and to perform tests on such installation (“Tenant’s Cabling Work”), as well as installation of Tenant’s equipment in the laboratory rooms within the Premises. Landlord shall not close the ceiling until Tenant has installed and tested Tenant’s Cabling Work, provided that (i) the open ceiling does not cause a delay in Landlord completing any other part of Landlord’s Work, or (ii) if the closing of the ceiling is the only remaining work for Landlord to substantially complete Landlord’s Work, then the Commencement Date shall be deemed to have occurred on the date Landlord would have completed the closing of the ceiling in the Premises but for the suspension of such work due to Tenant’s Cabling Work. Landlord and Tenant shall reasonably cooperate with each other in this regard. Tenant agrees that it shall not in any way interfere with the progress of Landlord’s Work by such access to the Premises. Should such access prove an impediment to the progress of Landlord’s Work, Landlord may demand that Tenant vacate the Premises or take other steps to minimize the interference until such time as Landlord’s Work is complete, and Tenant shall promptly comply with this demand. During the course of any access pursuant to this Section 1.1.4, all terms and conditions of this Lease shall apply, except those regarding the start of the Commencement Date and the obligation to pay Annual Rent and Additional Rent (hereinafter defined). Such access will not affect the start of the Commencement Date or the Term (hereinafter defined) of this Lease except as expressly provided herein. Notwithstanding the foregoing, in the event Landlord shall be delayed in the commencement or performance of Landlord’s Work by reason of Tenant’s actions during Tenant’s Cabling Work, the Commencement Date shall be retroactively adjusted by the number of days, if any, by which commencement or performance of Landlord’s Work shall have been delayed by Tenant.

1.2 Failure to Deliver Possession. For purposes of this Agreement, “Tenant Delay” shall mean any act or omission of any nature by Tenant, or its contractors, agents, employees, architects or representatives (collectively “Tenant Parties”) which delays any of Landlord’s obligations under this Lease. including, without limitation, delays resulting from (i) changes requested by Tenant, (ii) work performed by contractors retained by Tenant or (iii) Tenant’s failure to approve plans and specifications in a timely manner.

1.3 Delay in Landlord’s Work. If Landlord’s Work is delayed by reason of Force Majeure Delay or Tenant Delay, then the Lease and the validity thereof shall not be affected thereby and Tenant shall not be entitled to terminate the Lease, to claim actual or constructive eviction, partial or total, or to be compensated for loss or injury suffered as a result thereof, nor shall the same be construed in any way to extend the term of the Lease, except as expressly set forth herein.

1.4 Delivery of Premises. Notwithstanding any provision to the contrary contained herein, Landlord agrees that at the time that the Premises is delivered to Tenant, Landlord’s Base Building Work and Landlord’s Work shall be substantially completed in accordance with all applicable Laws, the Premises shall be in broom clean condition, structurally sound and free of leaks, and all Building Systems (as hereinafter defined) shall be in working order. Landlord represents that, as of the date hereof, Landlord has no knowledge of any roof leaks that affect the Premises.

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2. Term.

2.1 This Lease shall be effective upon the date first above written (the “Effective Date”). The term of this Lease (the “Term”) shall commence upon the date (the “Commencement Date”) of Substantial Completion of Landlord’s Work. The Term shall expire on July 15, 2031 (the “Expiration Date”), unless sooner terminated in accordance with the terms hereof. Delivery of the Premises to Tenant is targeted to be on the date (the “Target Delivery Date”) that is five (5) months from and after the date Landlord receives Tenant’s Construction Fund. If delay in possession is due to Tenant Delay, as defined in Section 1.2 hereof, there shall be no extension of the Commencement Date and the Rent (as hereinafter defined) shall commence on the date that the Commencement Date would reasonably be deemed to have occurred, but for the Tenant Delay. If by reason of such Tenant Delay Landlord shall incur additional costs and expenses, Tenant shall be obligated to pay such additional costs as Additional Rent (hereinafter defined). Notwithstanding any provision of this Lease to the contrary:

(i) if the Commencement Date shall be delayed beyond the Target Delivery Date (as such date shall be deemed extended on a day-for-day basis by reason of Force Majeure Delay or Tenant Delay), then the Rent Abatement Period (hereinafter defined) shall be modified to extend such period, on a day-for-day basis, for each day of such delay in the Commencement Date from and after Target Delivery Date;

(ii) if the Commencement Date shall be delayed more than thirty (30) days beyond the Target Delivery Date (as such date shall be deemed extended on a day-for-day basis by reason of Force Majeure Delay or Tenant Delay), then the Rent Abatement Period shall be modified to extend such period, on a two-day-for-each-day basis, for each day of such delay in the Commencement Date from and after the thirtieth (30th) day after the Target Delivery Date; and

(iii) if the Commencement Date has not occurred on or before the one hundred twentieth (120th) day after the Target Delivery Date (as such date shall be deemed extended on a day-for-day basis by reason of Force Majeure Delay or Tenant Delay), then at any time thereafter until the one hundred fiftieth (150th) day following the Target Delivery Date, Tenant shall have the right to give Landlord a notice of termination of this Lease and if the Commencement Date shall not have occurred within ten (10) business days after Landlord’s receipt of such notice of termination, then Landlord shall refund Tenant’s security deposit and any payments of Rent theretofore made whereupon this Lease shall terminate and the parties shall have no further obligations hereunder. If Landlord is not in receipt of Tenant’s notice of termination prior to the one hundred fiftieth (150th) day following the Target Delivery Date, then Tenant shall thereafter have no further right to terminate the Lease pursuant to this Section 2.1(iii).

2.2 Renewal Rights. Provided that Tenant shall not then be in default beyond any applicable grace, notice and cure period, and that the original Tenant shall be in occupancy of the entire Premises, Tenant may extend the term of this Lease for one (1) additional option period of five (5) years (hereinafter defined as the “Renewal Term”). Notwithstanding anything to the contrary contained in this Section 2.2, if, on the commencement of the Renewal Term, there shall be an default by Tenant beyond any applicable grace or cure periods, Landlord, in Landlord’s sole and absolute discretion, may elect, by written notice to Tenant, to void Tenant’s exercise of the applicable renewal option, in which case Tenant’s exercise of the applicable renewal option shall be of no force or effect, and the Term shall end of the Expiration Date of the initial Term of this Lease, unless sooner cancelled or terminated pursuant to the provisions of this Lease or by Law. Tenant shall notify Landlord in writing of its election to extend this Lease for the Renewal Term (an “Option Notice”), not less than nine (9) months prior to the Expiration Date of the initial Term, TIME BEING OF THE ESSENCE as to such Option Notice requirement. Tenant’s failure to timely exercise the option hereunder shall cause such right to terminate and be of no further force or effect. The Annual Rent payable during the Renewal Term shall be at ninety-five percent (95%) of “Fair Market Rental Value” (as hereinafter defined). Tenant shall have no further right to extend the term of this Lease beyond the Renewal Term. If Tenant shall extend the term of this Lease pursuant to the provisions of this Section, such extension shall be automatically effected without the execution of any additional documents.

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2.3 Fair Market Value.

2.3.1 The “Fair Market Rental Value” of the Premises means the rental rate to a landlord under no compulsion to lease the Premises and a tenant under no compulsion to lease the Premises would agree upon as the rent for the first year of the Renewal Term, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Building and the Premises (but not considering any above-Building standard improvements made by Tenant), the rent for comparable buildings and complexes located in the area, the creditworthiness of Tenant, and refurbishment allowance (consisting of building standard materials and paint) amount based on the market value at the time the option is exercised. For the purpose of establishing the fair market rental value adjustment, within fifteen (15) business days following Landlord’s receipt of an Option Notice, Landlord shall notify Tenant of the opinion of Landlord as to the Fair Market Rental Value for the Premises, which shall be the Annual Rent applicable to the first year of the First Renewal Term or Second Renewal Term, as applicable. Tenant shall have fifteen (15) business days following receipt of such written notice within which to notify Landlord if Tenant disputes such Fair Market Rental Value, and upon failure of Tenant to so notify Landlord, the Fair Market Rental Value specified by Landlord shall be deemed accepted by Tenant as the Annual Rent at the commencement of the Renewal Term. If Tenant notifies Landlord within such fifteen (15) business day period that Tenant does not agree with the Fair Market Rental Value of the Premises specified by Landlord, and if Landlord and Tenant are unable to agree upon such Fair Market Rental Value within the next ensuing thirty (30) days, then such fair market rental value shall be determined by appraisal as described below. Landlord and Tenant will use good faith efforts to agree on the Fair Market Rental Value as soon as practicable after Landlord receives the Option Notice.

2.3.2 Within ten (10) business days after the expiration of the fifteen (15) business day period set forth in Section 2.3.1, Landlord and Tenant shall each appoint a real estate appraiser with at least five (5) years’ full-time commercial appraisal experience in the area in which the Premises are located to appraise the then fair market rental value of the Premises. If either Landlord or Tenant does not appoint an appraiser within fifteen (15) business days after the other has given notice of the name of its appraiser, the single appraiser appointed will be the sole appraiser and will set the then fair market rental value of the Premises. If two (2) appraisers are appointed pursuant to this Section 2.3.2, they will meet promptly and attempt to set the then fair market rental value of the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they will attempt to select a third appraiser meeting the qualifications stated in this Section 2.3.2 within ten (10) business days after the last day the two (2) appraisers are specified. If they are unable to agree on the third appraiser. then either the Landlord or the Tenant, by giving ten (10) business days’ prior notice to the other, can apply to a then presiding judge of the New York Supreme Court in the County of Nassau for the selection of a third appraiser who meets the qualifications stated in this Section 2.3.2. Landlord and Tenant each shall bear one-half (½) of the cost of appointing the third appraiser and of paying the third appraiser’s fee (and shall each bear the cost of their own appraisers). Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers who agree will set the then fair market rental value of the Premises. If a majority of the appraisers are unable to set the then fair market rental value of the Premises within thirty (30) days after selection of the third appraiser, then the two (2) closest appraisals shall be averaged, and this average shall establish the then fair market rental value of the Premises the Fair Market Rental Value shall include then customary increases in Annual Rent.

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2.3.3 In the event such Fair Market Rental Value determination shall not have been completed prior to the commencement of the Renewal Term, Tenant shall pay as Annual Rent, effective as of and subsequent to the commencement of the applicable Renewal Term, the Fair Market Rental Value first communicated by Landlord to Tenant, and if such Annual Rent is thereafter fixed or readjusted to a different amount, such new Annual Rent shall take effect retroactively back to the commencement of the Renewal Term, and Tenant or Landlord, as the case may be, shall promptly pay to the other the sum which is accrued and underpaid or overpaid as a result of such retroactive application.

2.3.4 Wherever the word “Term” or “term” is used in this Lease, it shall be deemed to include the Renewal Term, in the sense of such use shall be appropriate. During the Renewal Term, wherever the word “Expiration Date” is used in the Lease, it shall be deemed to include the last day of the Renewal Term.

2.4 Early Termination. Provided that at the time Tenant gives its notice of termination hereunder Tenant is not then in default beyond any applicable notice and cure period of any of its obligations pursuant to this Lease and pursuant to the Concurrent Lease (hereinafter defined), and Tenant simultaneously services notice of termination to Landlord under the Concurrent Lease, Tenant shall have the option to terminate this Lease which shall be effective on July 15, 2027 (“Early Termination Date”). The exercise of such option to terminate this Lease under this Section 2.4 must be accomplished by written notice of termination (“Tenant’s Early Termination Notice”) received by Landlord not less than nine (9) months and not more than twelve (12) from the Early Termination Date (time being of the essence) and the following amounts shall become due and payable to Landlord, as Additional Rent under this Lease, together with delivery of Tenant’s Early Termination Notice: the then unamortized amount of the (i) Landlord’s Work (which shall be calculated based on Landlord’s reasonable estimate of Landlord’s out-of-pocket costs (including so-called “hard costs” and “soft costs”) in connection with Landlord’s Work); (ii) all Rent abated in accordance with Section 3.3 hereof; (iii) any fee, commission or other compensation paid by Landlord to any broker or finder, and (iv) any legal fees, incurred in connection with this Lease. If Tenant’s notice of termination under this Section 2.4 is not timely received by Landlord, then Tenant shall be deemed to have waived Tenant’s option to terminate this Lease under this Section 2.4. In the event Tenant elects to terminate this Lease in accordance with this Section 2.4, Tenant shall vacate and surrender possession of the Premises on the Early Termination Date in accordance with the provisions of Section 8.1 hereof, and the Lease shall terminate as if that were the date otherwise herein fixed for termination of this Lease, and all Rent shall be adjusted as of such date and the parties shall thereafter be relieved of any further liability as respects the other arising from this Lease. This termination right shall be personal to Prophase Diagnostics, Inc., and shall not be transferrable by operation of law or otherwise.

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3. Rent.

3.1 Annual and Monthly Rent. Tenant agrees to pay Landlord, as rent for the Premises, the annual rent (hereafter referred to as the “Base Rent” or “Annual Rent”) as set forth below:

Lease Year	PSF	Annual Rent	Monthly Rent
1	$30.00	$135,480.00	$11,290.00
2	$30.83	$139,228.28	$11,602.36
3	$31.67	$143,021.72	$11,918.48
4	$32.54	$146,950.64	$12,245.89
5	$33.44	$151,015.04	$12,584.59
6	$34.36	$155,169.76	$12,930.81
7	$35.30	$159,414.80	$13,284.57
8	$36.27	$163,795.32	$13,649.61
9 (partial)	$37.27	$168,311.32	$14,025.94

The first “Lease Year” shall be the period commencing on the Commencement Date and ending on the last day of the month in which the first anniversary of the Commencement Date shall occur.

The Annual Rent shall be paid by Tenant in twelve (12) equal monthly installments of “Monthly Rent” in the amounts designated, without setoff or deduction on the first day of each and every calendar month commencing upon the Rent Commencement Date. Monthly Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month. The first installment of Monthly Rent shall be paid upon execution of this Lease, and shall be applied to the first installment of Monthly Rent due under this Lease.

3.2 Additional Rent. All amounts and charges payable by Tenant under this Lease, however denominated, in addition to the Annual Rent described in Section 3.1 above shall be considered additional rent for the purposes of this Lease (“Additional Rent”), and the word “Rent” in this Lease shall include the Annual Rent and such Additional Rent unless the context specifically or clearly implies that only the Annual Rent is referenced. The Annual Rent and Additional Rent shall be paid to Landlord without any prior demand therefore and without any deduction or offset except as specified elsewhere in the Lease, in lawful money of the United States of America.

3.3 Abatement of Rent. Monthly Rent and Additional Rent shall be waived and the “Rent Commencement Date” shall be eight (8) months after the Commencement Date (the “Rent Abatement Period”), irrespective of whether Tenant has obtained any necessary approvals or licenses to operate Tenant’s business. The Monthly Rent and Additional Rent that is abated during the Rent Abatement Period shall be referred to herein as the “Abated Rent.” Tenant shall be entitled to the abatement as set forth above in this Section 3.3, provided that if Tenant shall have defaulted beyond any applicable grace or cure periods, then, in such case, Tenant shall pay on a per diem basis the Abated Rent until such default has been cured. Furthermore, the Abated Rent shall be recoverable in any action by Landlord under the Lease, but only in the event Landlord has terminated this Lease due to an Event of Default by Tenant beyond any applicable notice and cure period. Notwithstanding the foregoing, during the Rent Abatement Period, Tenant shall pay for all utilities consumed or provided in or furnished to or attributable to the Premises from whatever source and all fees incurred by Landlord in connection with Landlord’s reading of any meter or submeter that serves the Premises.

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4. Taxes.

A. “Landlord’s Tax Statement” shall mean an instrument containing a computation of any Additional Rent payable by Tenant to Landlord pursuant to this Article.

B. The term “Taxes” shall mean all such taxes, assessments, use and occupancy taxes in respect of this Lease and any subleases made hereunder, PILOT Payments, water and sewer charges, rates and rents, water and other meter charges and all such other charges, taxes, levies and sums of every kind or nature whatsoever, general and special, extraordinary as well as ordinary, whether or not now within the contemplation of the parties, as shall or may during or in respect of the Term (or any period prior to the Term for which Annual Rent is payable) be assessed, levied, charged or imposed upon or become a lien on the Building or parcel of land on which the Building is located (the “Land”), or any part thereof, or anything appurtenant thereto, or the sidewalks, streets or roadways in front of, adjacent to or appurtenant to the Building or Land (and which have a basis related in any way to the Land or Building, and/or the use or manner of use thereof), or which, if imposed on Tenant or in respect of the Land or Building and if not paid by Tenant, would be collectible from Landlord, or which have been so assessed, levied, charged or imposed prior to the Term (but, in the last-mentioned case, only with respect to a period falling within the Term); provided, however, that, except if and to the extent otherwise provided in the succeeding sentence, Taxes shall not mean federal, state or local income taxes, franchise, excise, gift, transfer, capital stock, estate, succession or inheritance taxes or penalties or interest for late payment of any tax in respect of which Tenant shall have duly made payment of Additional Rent as herein provided. If, at any time during the Term, the methods of taxation prevailing at the commencement of the Term shall be altered so that, in lieu of or as a substitution in whole or in part for the taxes, assessments, levies, impositions or charges now or hereafter levied, assessed or imposed on real estate and the improvements thereon, shall be levied, assessed or imposed any tax or other charge on or in respect of the Land or Building or the rents, income or gross receipts of Landlord therefrom (including any county, town, municipal, state or federal levy), then such tax or charge shall be deemed a Tax, but only to the extent that such Tax would be payable if the Land or Building, or the rent, income or gross receipts received therefrom, were the only property of Landlord subject to such Tax, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Taxes. If, due to a change in the method of taxation, any franchise, income, profit, sales, rental, use and occupancy, or other tax shall be assessed or charged upon the Building and substituted for Taxes or levied against the Landlord or any owner of the Building, such tax shall be included in the calculation of real estate taxes.

C. Tenant’s Proportionate Share (“Tenant’s Proportionate Share”) shall be 3.89%.

D. “Base Tax Year” shall mean (i) with respect to Taxes imposed on a fiscal year basis, the 2022/2023 fiscal tax year; (ii) with respect to Taxes imposed on a calendar year basis, the Taxes actually due and payable with respect to the 2022 calendar year, as finally determined.

E. “Escalation Year” shall mean (i) with respect to Taxes imposed on a fiscal year basis, any fiscal tax year after 2022/2023 fiscal tax year which shall include any part of the Term; and (ii) with respect to Taxes imposed on a calendar year basis, any calendar year after the 2022 calendar year which shall include any part of the Term.

F. Tenant shall pay to the Landlord, as Additional Rent throughout the Term, increases in Taxes levied against the Land or Building as follows: if the Taxes actually due and payable with respect to the Land or Building in any Escalation Year, as finally determined, shall be increased above the Base Tax Year, then the Tenant shall pay to the Landlord, as Additional Rent for such Escalation Year, a sum equal to Tenant’s Proportionate Share of all Taxes assessed with respect to the Land or Building that exceed the Taxes levied, imposed or assessed for the Base Tax Year. The Additional Rent payable under this Article 42 shall be prorated for any partial fiscal year (as determined by each taxing authority) occurring within the Term of this Lease. The payments required under this Article 4 shall continue during the Term of the Lease.

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G. Additional Rent payable hereunder on account of Taxes shall be due in the same number of installments as Taxes are payable by the Landlord to the appropriate taxing authority (or to the Landlord’s mortgagee); and such Additional Rent shall be paid within twenty (20) days after demand therefor. Notwithstanding the foregoing, if Taxes are payable monthly or periodically so as to accumulate a fund to pay Taxes by the Landlord (whether to the taxing authority or to any mortgagee), then monthly installments of Additional Rent on account of Taxes equal to one twelfth (1/12th) (or such other fractional amount corresponding to the number of periodic payments) of the annual amount of such Additional Rent shall be paid with each installment of Base Rent without notice or prior demand therefor.

H. Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Building or the Project. Tenant agrees that no such contest or proceeding shall relieve Tenant of any obligation to pay real estate taxes. If Landlord shall obtain a tax refund as a result of a tax reduction proceeding, then Tenant shall, provided Tenant is not then in default under the Lease beyond the expiration of applicable notice and cure periods, and after the final conclusion of all appeals and all other remedies, be entitled to a refund of Tenant’s Proportionate Share of the increases required to be paid under this Section 4, after first deducting from the gross refund all reasonable and customary appraisal, engineering, expert testimony, attorney, printing and filing fees, and all other reasonable and customary costs and expenses of the proceeding provided, however, that Tenant shall not receive any refund in excess of the amount actually paid by Tenant for the applicable tax year.

5. Use.

5.1 General. Tenant shall use the Premises solely as a laboratory and general office use related thereto (the “Permitted Use”), and shall not use or permit the Premises to be used for any other use or purpose whatsoever. Under no circumstances shall Tenant or any of its assigns or subtenants use any portion of the Premises for the following purposes (each a “Prohibited Use”): (a) a restaurant, bar or for the sale of food or beverages (except that Tenant may use a portion of the Premises as a kitchen cafeteria or other similar food establishment for the use of Tenant and its employees and its invitees); (b) photographic reproductions and/or offset printing; (c) an employment or travel agency; (d) conduct of an auction; (e) gambling activities; (f) conduct of obscene, pornographic or other disreputable activities; (g) offices of any charitable, religious or union or other organization other than Tenant; (h) a “boiler room” operation as such term is understood in the securities business or a financial services business that is not a member of the New York Stock exchange; (i) a drug, alcohol, abortion or similar clinic; (j) any use reasonably inconsistent with the first class nature of the project; or (k) any use that would, in Landlord’s reasonable determination tend to diminish the value of the Building or damage the reputation of Landlord or impair the appearance, character or reputation of the Building.

In addition to the foregoing, Tenant shall not use or occupy the Premises in any manner or suffer or permit the Premises or any part thereof to be used in any manner, or do or suffer or permit anything to be done in the Premises, or bring anything into the Premises or suffer or permit anything to be brought into the Premises, which would in any way do any of the following: (a) violate any of the provisions of any mortgage or superior lease, if any; (b) violate any legal requirements, insurance requirements or Environmental Laws (as such term is hereinafter defined); (c) make void or voidable any insurance policy then in force with respect to the Premises, Building or Land; (d) make unobtainable from insurance companies authorized to do business in the State of New York at standard rates without any special premium or charge, any fire or other casualty insurance with extended coverage, or rental, liability or boiler insurance, or other insurance or otherwise may be required to be furnished by Landlord under the terms of the mortgage or superior lease with respect to the Premises; (e) cause physical damage to the Premises, Building or Land, or any part thereof; (f) cause Tenant to default in the observance and performance of any of its other obligations to be observed and performed under this Lease; (g) unreasonably interfere with the effectiveness or accessibility of the utility, mechanical, electrical and other systems installed or located anywhere at the Premises, or (h) violate any of the Building’s Rules and Regulations annexed hereto as Exhibit B (as same may be amended from time to time) in a manner that adversely affects any other tenant in the Building.

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5.2 Compliance with Laws. Tenant shall not use or allow the Premises to be used in violation of any rules or regulations of the New York Board of Fire Underwriters with respect to the Premises, or of any laws or of any certificate of occupancy issued for the Premises. Tenant shall, at its sole cost and expense, observe and comply with, and at all times cause the Premises to comply with, all requirements of any board of fire underwriters or similar body relating to the Premises, and all laws, now or hereafter applicable to the Premises and Tenant’s use, occupancy, alteration and/or improvement thereof, including, without limitation, the provisions of the Americans with Disabilities Act (“ADA”) (collectively, “Laws”). Such compliance obligations shall include any and all alterations, replacements, improvements and changes, whether structural or non-structural, unforeseen and/or extraordinary, and regardless of the period of time then remaining in the Lease Term; provided, however, that Tenant shall not be required to make any such alterations, replacements, improvements and/or changes unless (i) the same is due to Tenant’s particular manner of use of the Premises, (ii) in connection with any Alterations made to the Premises by Tenant, or (iii) in connection with any repairs to damage to the Premises caused by Tenant or Tenant’s agents, employees, contractors, licensees or invitees.

5.3 Signs & Directory Listings.

(A) Tenant shall not install any signs, awnings, canopies or advertisements in, on or about the Premises or Building unless Tenant complies with all Laws and obtains approval therefore from all governmental authorities having jurisdiction over the Premises and obtains from Landlord approval (such approval, unless otherwise expressly provided, not to be unreasonably withheld, conditioned or delayed) with respect to the size, location and method of installation. Subject to the preceding sentence, Tenant may, at Tenant’s sole cost and expense, install one (1) identification signage above the exterior entrance of the Premises in a location and size approved by Landlord in its sole discretion. Tenant agrees to maintain any such sign, or advertising matter as may be approved by Landlord in good condition and repair at all times. At the expiration or earlier termination of this Lease, at Landlord’s election, Tenant shall remove all signs, and advertising installed by or at the direction of Tenant and shall repair any damage to the Premises and Building resulting therefrom all at Tenant’s sole cost and expense. If Tenant fails to maintain and/or remove any such approved sign, or advertising and/or fails to repair any such damage, Landlord may do so and Tenant shall reimburse Landlord for the actual costs incurred by Landlord in performing such work. If, without Landlord’s prior written consent, Tenant installs any sign, awning, canopy or advertising, or fails to remove any such item(s) at the expiration or earlier termination of this Lease, Landlord may upon thirty (30) days’ prior written notice to Tenant, have such item(s) removed and stored and may repair any damage to the Premises or Building at Tenant’s expense. All removal, repair and/or storage costs incurred by Landlord pursuant to the foregoing provisions of this Section 6.3 shall bear interest at the rate (the “Interest Rate”) equal to Citibank’s prime rate plus five (5%) percent. Tenant’s obligations under this Section 6.3 shall survive the expiration or earlier termination of this Lease. Tenant’s obligations under this Section 6.3 shall survive the expiration or earlier termination of this Lease for up to one (1) year.

(B) Subject to the foregoing, Tenant’s signage shall be of a size and prominence commensurate with the amount of Tenant’s square footage in the Building as compared with other tenants, present and future, in the Building.

(C) Tenant acknowledges that it is Landlord’s intention that signage at the Building will be uniform among its tenants. Tenant shall install and maintain signage in a manner which is in conformity with signage for other tenants in the Building to the extent that present and future leases of such tenants in the Building so provide. The installation of any new signage to comply with the foregoing sentence shall be at the expense of Tenant, and Tenant shall be responsible for the maintenance of any such signage. Tenant shall be responsible for any permitting from all governmental authorities having jurisdiction over the Premises in connection with the replacement of Tenant’s signage in order to comply with this Section 5.3(C).

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5.4 Common Areas. As used in this Lease, the term “Common Areas” shall mean the parts of the project in which Building is located (the “Project”) designated by Landlord from time to time for the common use of all tenants of the Project and as otherwise may be set forth in the Condominium Documents. Landlord reserves the right to make changes to the location, dimensions, identify any type of any other building within the Project and to construct additional buildings or additional stories on existing buildings or other improvements in the Project, and to eliminate buildings from the Project, except for the Building in which the Premises is located, Tenant and its employees, patients, approved subtenants and licensees shall have the non-exclusive (or exclusive where provided herein or in the Condominium Documents) right and license to use the Common Areas as constituted from time to time, such use to be in common with Landlord, other tenants of the Project and other persons permitted by Landlord to use the same. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to make repairs or alterations, provided, however, that Landlord shall not make any changes to the Common Areas, the Project or any building or improvement located therein which change would materially and negatively impact on Tenant’s use and occupancy of the Premises or access thereto. Landlord shall use commercially reasonable efforts to minimize disruption to Tenant’s business in the exercise of its rights pursuant to this Section 5.4. Landlord shall be responsible for the operation, management and maintenance of all Common Areas except as otherwise set forth in Section 30.

6.2 Refuse. Tenant agrees not to keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and agrees to regularly and frequently remove same from the Premises and store such trash, garbage, waste and other refuse in dumpsters designated by Landlord. Tenant shall pay to Landlord on demand the charges for Landlord’s dumpster services based on Tenant’s proportionate share of such charges for such dumpster services, which shall be such charges multiplied by a fraction the numerator of which shall be the gross square feet of the Premises and the denominator of which shall be the gross square feet of all tenants and occupants of the Building using such common dumpster services.

6. Notices.

Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service, provided that in each case, a signed receipt in confirmation of delivery is provided), or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant or to Landlord at each of the addresses designated below:

Landlord’s Address:	BRG OFFICE L.L.C. and

UNIT 2 ASSOCIATES L.L.C.,

as tenants in common

c/o Benedict Realty Group

711 Stewart Avenue, Suite 100

Garden City, New York 11530

Attn: Scott Mittel

with a copy to:	Ruskin Moscou Faltischek, P.C.

1425 RXR Plaza

East Tower, 15th Floor

Uniondale, New York 11556-1425

Attn: Eric C. Rubenstein, Esq.

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Tenant’s Address:	Prophase Diagnostics, Inc.

711 Stewart Avenue

Garden City, New York 11530

Attn: Ted Karkus

with a copy to:	Reed Smith LLP

599 Lexington Avenue

New York, New York 10022

Attn: Herbert F. Kozlov, Esq.

Either party may, by written notice to the other, specify a different address for notice purposes. Notices shall be deemed received (a) on the date of delivery, with respect to personal deliveries made prior to 5:00 p.m. EST, (b) the next business day, with respect to personal deliveries made after 5:00 p.m. EST and overnight courier or express mailing service deliveries or (c) three (3) business days after delivery, with respect to registered or certified mail. Notices may be given by such party’s attorney, and such notice shall have the same force and effect as if given by such party.

7. Brokers.

Each party represents and warrants to the other that other than Jones Lang LaSalle Brokerage Inc. (“Broker”) no broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Landlord will pay Broker its commission pursuant to separate agreement. Each party shall indemnify, protect, defend and hold the other harmless from and against any and all claims resulting from any breach of the foregoing representation. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

8. Surrender; Holding Over.

8.1 Surrender of Premises. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and Tenant shall deliver exclusive possession of the Premises to Landlord broom clean and in good condition and repair, reasonable wear and tear and minor conditions arising from Tenant’s move-in and move-out excepted, with all of Tenant’s personal property removed therefrom, and all damage caused by such removal repaired, as required pursuant to Sections 11.2 and 11.3 below. If, for any reason, Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease, with such removal and repair obligations completed, then, in addition to the provisions of Section 8.3 below and Landlord’s rights and remedies under Section 11.4 and the other provisions of this Lease, Tenant shall, beginning on the thirtieth (30th) day following the expiration or earlier termination of this Lease, indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs, but excluding indirect or consequential damages) (collectively, “Claims”) which arise or result from such failure to surrender, including, without limitation, any Claims made by any succeeding tenant based thereon. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

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8.2 Holding Over. If Tenant holds over after the expiration or earlier termination of the Lease Term, then, without waiver of any right on the part of Landlord as a result of Tenant’s failure to timely surrender possession of the Premises to Landlord, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant’s obligation to pay all costs, expenses and any other Additional Rent under this Lease), but at a Monthly Rent equal to the following: (i) beginning as of the 1st day of holdover, one hundred twenty five percent (125%) of the Monthly Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination; and (ii) beginning as of the 60th day of holdover, one hundred fifty percent (150%) of the Monthly Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination; and (iii) beginning as of the 90th day of holdover and continuing for any period thereafter, two hundred percent (200%) of the Monthly Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a hold over hereunder or result in an extension of this Lease. Tenant shall pay an entire month’s Monthly Rent calculated in accordance with this Section 8.2 for any portion of a month it holds over and remains in possession of the Premises pursuant to this Section 8.2.

8.3 No Effect on Landlord’s Rights. The foregoing provisions of this Section 8 are in addition to, and do not affect, Landlord’s right of re-entry or any other rights of Landlord hereunder or otherwise provided at law or in equity.

9. Personal Property Taxes.

Tenant shall be liable for, and shall pay before delinquency, all personal taxes and assessments levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises and (b) any tenant improvements or alterations (including Tenant Changes) in or about the Premises and/or the Building made by Tenant.

10. Repairs.

10.1 Tenant’s Repair Obligations as to Premises. Tenant shall at all times take good care of the Premises, and the “Building Systems,” and all fixtures and appurtenances therein other than (i) structural items, (ii) the facade, (iii) the roof, (iv) the foundation, (v) Common Areas, and (vi) those portions of the fire alarm, fire sprinkler, plumbing, sanitary and electrical distribution systems up to the point where such systems enter the Premises. All damage or injury to the Premises and to such fixtures and appurtenances, including structural items and Common Areas and Exterior Areas (as defined in Section 11.1), caused by Tenant’s moving property in and out of the Premises, or by Tenant’s installation or removal of fixtures, furniture or other property or from any other action or omission by Tenant, shall be repaired and restored or replaced promptly by Tenant, at its sole cost and expense. All repairs, restorations and replacements shall be in quality and class at least equal to the original work or installations. Tenant shall pay for any security guards and systems and card access systems, which it desires to install on the Premises. The term “Building Systems” shall be defined to mean all mechanical, plumbing, ventilating, heating, air conditioning sprinkler systems, sanitary systems, electrical systems, fire alarm and sprinkler systems, and any supplemental HVAC systems and conduits, which service the Premises. Replacement of all bulbs and ballasts is the sole responsibility of Tenant. Landlord shall have the option of performing the replacements at Tenant’s expense. Landlord shall provide Tenant with key card(s) for Landlord’s existing card access system for the main entrance to the Building.

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10.2 Landlord’s Cure Option. If Tenant fails to make repairs, restorations or replacements as required under Section 10.1, after thirty (30) days’ written notice to Tenant, then the same may be made by Landlord after five (5) days’ notice to Tenant if not cured (except in the case of an emergency), at Tenant’s expense, and the amounts spent by Landlord (together with interest thereon at the Interest Rate, from the date of Landlord’s expenditure through the date of Tenant’s payment in full) shall be collectible as Additional Rent, to be paid by Tenant on demand by Landlord. Notwithstanding the foregoing, if, in Landlord’s reasonable opinion, any such repairs are immediately necessary to address an emergency, or to the extent that the condition in need of repair poses a bona fide threat to the structural integrity of the Building or an adjacent space or to any Building System or to the safety of any other tenant and invitees therein, then, on notice to Tenant’s on-site manager, Landlord may forthwith make said repairs on behalf of the Tenant, at Tenant’s expense, to be calculated and paid by Tenant in accordance with the preceding sentence.

10.3 No Diminution of Rental. There shall be no allowance to Tenant for a diminution of rental value, and no liability on Landlord’s part, by reason of inconvenience, annoyance or injury to Tenant’s business arising from the making of repairs, alteration, additions or improvements in or to the Premises or the Building, or to the fixtures, appurtenances or equipment thereof, by Landlord (or those of its employees, agents or contractors), Tenant or others. Landlord will use commercially reasonable good faith efforts not to materially interrupt Tenant’s use and enjoyment of the Premises when making such repairs, alterations, additions or improvements but, the obligation to use good faith efforts shall not require Landlord to employ overtime labor or pay any premium or surcharge for labor or materials.

10.4 As-Is. Tenant acknowledges and agrees that, except to the extent specifically set forth in this Lease or any exhibit annexed hereto or document referenced herein and except for Landlord’s Work to be performed pursuant to the terms hereof, Landlord has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guarantees, express or implied, of any kind or character whatsoever concerning or with respect to (i) the value, nature, quality or condition (including, without limitation, the environmental condition) of the Premises, and the Building; (ii) the suitability of the Premises, and the Building for any and all activities and uses which Tenant may conduct thereon except as otherwise expressly set forth herein; (iii) the compliance of the Premises, and the Building with any Laws; (iv) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Premises, and the Building; (v) the manner or quality of the construction or materials incorporated into the Premises and the Building; (vi) the manner, quality, state of repair or lack of repair of the Premises and the Building; (vii) the lawfulness of the use of the Premises for the Permitted Use; or (viii) any other matter with respect to the Premises and the Building, it being agreed that all risks incident to all of these matters are to be borne by Tenant, except as provided to the contrary herein. Tenant further acknowledges and agrees that any information provided or to be provided by or on behalf of Landlord with respect to the Premises and the Building was obtained from a variety of sources and that Landlord has not made any independent investigation or verification of such information and makes no representations as to the accuracy or completeness of such information, except as provided to the contrary herein. Tenant further acknowledges and agrees that, except to the extent specifically set forth in this Lease, the leasing of the Premises as provided for herein is made on an “AS-IS” condition and basis with all faults.

11. Alterations.

11.1 Tenant Changes; Conditions. Tenant shall not make any alterations, additions, improvements to the Premises other than minor non-structural alterations or alterations costing less than One Hundred Thousand ($100,000.00) Dollars and other decorating or renovations of a minor nature to the Premises (collectively, “Tenant Changes,” and individually, a “Tenant Change”) unless Tenant first obtains Landlord’s prior written approval thereof, which approval Landlord shall not unreasonably withhold or delay. Notwithstanding the foregoing, Landlord may withhold its consent, in its sole and absolute discretion, with respect to any such alterations, additions, improvements to or affecting (i) the Building’s structure, roof and systems (the “Base Building Components”) or any other structural components and/or systems serving the Premises or any portion thereof, or (ii) the exterior portions of the Building (the “Exterior Areas”). Tenant may not make any alterations to the Common Areas.

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11.2 Removal of Tenant Changes. All Tenant Changes (and specifically excluding Tenant’s furniture fixtures and equipment) which have become permanently affixed to the Premises shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, that if, contemporaneously with Tenant’s request for Landlord’s consent to any Tenant Change, Tenant requests the right to remove said Tenant Change at the end of the Term of this Lease, Landlord will respond in writing to such requests simultaneously with its approval of such Tenant Change. In no event shall Tenant be required to remove any of the improvements existing in the Building as of the date possession thereof is delivered to Tenant, except as otherwise provided in Section 11.4. If Landlord requires Tenant to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal. The removal of any supplemental HVAC units installed by Tenant pursuant to Section 15.2.1 shall be at Landlord’s sole option.

11.3 Removal of Personal Property. All articles of personal property owned by Tenant or installed by Tenant at its expense on the Premises (including business and trade fixtures, furniture non-permanent fixtures and movable partitions and those Tenant Changes for which Landlord has consented to Tenant’s removal thereof) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant’s sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall repair any damage caused by such removal.

11.4 Tenant’s Failure to Remove. If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, or any items of Tenant Changes identified by Landlord for removal pursuant to Section 11.2 above, Landlord may (without liability to Tenant for loss thereof) at Tenant’s sole cost and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable law upon fifteen (15) days prior written notice to Tenant; and/or (b) upon additional fifteen (15) days’ prior written notice to Tenant sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law.

12. Liens.

Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Land nor against Tenant’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant’s agents, employees, contractors, licensees or invitees. If any such liens are filed, Tenant shall, at its sole cost, within twenty (20) days after filing thereof, cause such lien to be released of record or bonded so that it no longer affects title to the Premises or the Building. If Tenant fails to cause such lien to be so released or bonded within such twenty (20) day period, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall reasonably deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within ten (10) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord. Landlord at its sole cost and expense shall obtain the release of any lien relating to any of the Landlord’s Work, except for any lien arising from Tenant’s non-payment of Tenant’s Excess Cost.

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13. Assignment and Subletting.

13.1 Restriction on Transfer. Except as hereinafter set forth Tenant shall not assign or encumber this Lease in whole or in part, nor sublet all or any part of the Premises, without the prior written consent of Landlord, which consent Landlord will not unreasonably delay, condition or withhold, except as provided in this Section 13. The consent by Landlord to any assignment, encumbrance or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. Without limiting in any way Landlord’s right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to an assignment or sublease if, in Landlord’s reasonable opinion, (a) the proposed assignee or subtenant does not have the financial capability to fulfill the obligations imposed by the assignment or sublease, as applicable, (b) the proposed assignment or sublease involves a use of the Premises that is prohibited by the terms hereof, (c) the proposed assignee or subtenant is not, in Landlord’s reasonable opinion, of reputable or good character, or (d) Landlord’s mortgagee(s) or superior Landlord(s) does(do) not approve such assignment or sublease. If Tenant is a corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning and provisions of this Section 13.1.

13.2 Additional Conditions. A condition to Landlord’s consent to any assignment, sublease or other transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease or transfer, in form and substance reasonably satisfactory to Landlord, which instrument shall, in the case of an assignment, include an express assumption by the assignee of all of Tenant’s obligations under this Lease. No assignment, sublease or other transfer will release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. No collection or receipt of Rent by Landlord shall be deemed a waiver on the part of Landlord, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Consent by Landlord to one assignment, sublease or other transfer will not be deemed consent to any subsequent transfer. In the event of default by any transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such transferee or successor. If Tenant effects a transfer or requests the consent of Landlord to any transfer (whether or not such transfer is consummated), then, upon demand, and as a condition precedent to Landlord’s consideration of the proposed assignment or sublease, Tenant agrees to pay Landlord Landlord’s reasonable attorneys’ fees and costs and other reasonable costs incurred by Landlord in reviewing such proposed assignment or sublease. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed transfer or otherwise has breached its obligations under this Section 14, Tenant’s and such transferee’s only remedy shall be for Tenant to seek a declaratory judgment and/or injunctive relief requiring Landlord to issue such consent, and Tenant, on behalf of itself and, to the extent permitted by law, and any such proposed transferee, waives all other remedies against Landlord, including without limitation, the right to seek monetary damages or to terminate this Lease.

13.3 Within ten (10) days after payment as to an assignment, or ten (10) days after the due date of any payment under a sublease, Tenant shall pay to Landlord 100% of any consideration received for any assignment or subletting, in excess of the rent required to be paid by Tenant for the Premises (in the case of an assignment) or the area sublet, as the case may be, computed on a per square foot rent basis for the gross square footage Tenant has sublet.

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13.4 The provisions of Section 13.1 hereof shall not apply to transactions with a corporation or other legal entity into or with which Tenant (or any permitted subtenant of Tenant) is merged or consolidated or to transactions with a corporation or other legal entity to which all or substantially all of Tenant’s assets or all or substantially all of Tenant’s equity interests (and all of the assets or equity interests, as applicable, of Tenant’s Affiliate which owns or controls all of the facilities operated thereby) are transferred, whether or not pursuant to a sale, (collectively, a “Tenant’s Successor”) or to any corporation which controls or is controlled by Tenant or is under common control with Tenant (herein called a “Tenant’s Affiliate”), provided that in any of such events (a) the Tenant’s Successor (x) is a reputable entity of good character (y) has a Net Worth (as such term is hereinafter defined) at least equal to the greater of Tenant’s Net Worth as of the date hereof or on the date such transfer occurs and (z) be a qualified operator of laboratory facilities, (b) proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, (c) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed and acknowledged by Tenant, shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, (d) an instrument in form and substance reasonably satisfactory to Landlord, duly executed and acknowledged by the assignee, in which such assignee assumes (as of the Commencement Date) observance and performance of, and agrees to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant’s part to be performed and observed shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, (e) such merger, consolidation, sale or transfer shall be for a good business purpose and not principally for the purpose of transferring this Lease, (f) the Tenant Successor or Tenant’s Affiliate, as the case may be, is an experienced owner and operator of a business of the same type and quality as that to be operated in the Demised Premises pursuant to the provisions of this Lease, (g) the Tenant Successor or Tenant’s Affiliate, as the case may be, has a good business and personal reputation and shall continue to operate the business at the Demised Premises for the express uses permitted hereunder, (h) neither the Tenant Successor or Tenant’s Affiliate nor any of its principals has been bankrupt or the holder of fifty (50%) percent or more of the issued shares of any class of shares of a corporation or of a fifty (50%) percent or more interest in a partnership or other similar entity, either of which has been bankrupt in the five (5) years preceding the date of the proposed assignment, and (i) the Tenant Successor or Tenant’s Affiliate, as the case may be, will carry on business in the Premises in a manner comparable to that of the named Tenant and in accordance with the Permitted Use. For purposes hereof, the term “Net Worth” shall mean the excess of total assets over total liabilities; total assets and total liabilities each being determined in accordance with generally accepted accounting principles consistently applied, excluding, however, from the determination of total assets all assets which would be classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, trade names, licenses, patents, trademarks, copyrights and franchises

13.5 As an additional condition for any assignment or sublet under this Section 13, ProPhase Labs, Inc. (“Guarantor”) shall reaffirm the guaranty pursuant to a document acceptable to Landlord. Notwithstanding the foregoing, if this Lease is assigned in accordance with the terms of this Section 13, excluding an assignment of this Lease to a person or entity which controls or is controlled by Tenant or is under common control with Tenant, then Tenant may substitute a guarantor as guarantor (the “Substitute Guarantor”) under the guaranty; provided (i) the Substitute Guarantor, if an individual, is a reputable person who is a principal of the then assignee/Tenant, (ii) the Substitute Guarantor then has a Net Worth, after giving effect to such assignment, at least equal to the greater of the Guarantor’s Net Worth on the day immediately preceding the effective date of any such assignment or on the date of this Lease, and financial information establishing such Net Worth reasonably acceptable to Landlord has been provided to Landlord, (iii) the Substitute Guarantor has executed a guaranty in the same form as the guaranty and delivered such executed and notarized guaranty to Landlord, and (iv) Tenant is not then in default under any of the terms, covenants and conditions contained in this Lease. Upon satisfaction of all of the foregoing conditions, Landlord shall execute a release of Guarantor’s obligations under the guaranty and Guarantor shall not be liable for any obligations under the guaranty which accrue from and after the effective date of such release.

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14. Entry by Landlord.

Landlord and its employees and agents shall at reasonable times at reasonable frequencies and with reasonable advance written notice of not less than one (1) business day (except in the case of performance of alterations, improvements or repairs in which event Landlord will provide two (2) days notice, or in the case of an emergency in which event Landlord will provide any notice as is reasonable under the circumstances) have the right to enter the Premises to inspect the same, to exhibit the Premises to prospective lenders or purchasers (or during the last nine (9) months of the Term, to prospective tenants, provided that Landlord shall not show the Premises to prospective tenants more often that one (1) time per week during the last three (3) months of the Term), to post notices of non-responsibility, and/or to alter, improve or repair the Premises as contemplated by Section 10, all without being deemed guilty of or liable for any breach of Landlord’s covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent, except as otherwise provided herein. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant’s business and shall exercise (and cause to be exercised) reasonable care not to cause any damage to persons or property, and shall provide Tenant with reasonable advance notice of such entry as provided above (except in emergency situations).

15. Utilities and Services.

15.1. Utilities. Landlord shall provide, up to the interior of the walls of the Premises, all mains and conduits to provide adequate water and electric service to the Premises and Landlord shall be responsible for the maintenance, repair and replacement of all of the foregoing during the Lease Term. Tenant shall pay as Additional Rent, all utilities consumed or provided in or furnished to or attributable to the Premises from whatever source. Without limiting the generality of the foregoing. Tenant shall be solely responsible for prompt payment or reimbursement to the applicable utility or Landlord, as the case may be, for all charges for electricity and water, including without limitation, electric charges incurred in the operation of the HVAC system or any supplemental HVAC systems or conduits servicing the Premises. In no event shall Rent abate or shall Landlord be liable for any interruption or failure in the supply of any utility services to the Premises.

15.2. HVAC; Electricity.

15.2.1 During the Term hereof, Landlord shall furnish to Tenant (i) heat to the Premises; (ii) water for ordinary lavatory and kitchen purposes for the Premises; (iii) air conditioning and/or cooling for the Premises through the Building’s air conditioning and/or cooling system (the “Building’s AC System”); (iv) ventilation for the Premises; (v) electricity for Building lighting and normal Building equipment and other incidental equipment (hereinafter collectively referred to as the “Utility Service”). The items noted in (i), (iii) and (iv) above shall be provided through the HVAC units exclusively serving the Premises. Landlord shall be responsible for all repairs to the HVAC units (excluding any supplemental HVAC system installed by or on behalf of Tenant) and/or the replacement of the HVAC Units except to the extent caused by the negligence or willful acts of Tenant, its employees, agents, representatives, invitees, contractors and any other party acting through or on behalf of Tenant, or any such party in connection with installation of any HVAC units, or other work any such party may perform on the roof, either of which event Tenant shall be responsible for the replacement of such HVAC units. Except as otherwise set forth above, Landlord will be responsible to replace the HVAC units. Landlord’s reasonable determination of the need for replacement or repair shall govern the provisions of this Section 15.2.1. Subject to the provisions of Sections 8.1 and 11.3, Tenant may install, at its sole cost and expense, supplemental HVAC systems, in which case Tenant shall be responsible for all repairs and/or replacements of such supplemental HVAC systems, except to the extent caused by the negligence or willful acts of Landlord, its employees, agents, representatives, invitees, contractors The costs for electrical service regarding any supplemental HVAC system shall be payable by Tenant to Landlord pursuant to separate meter or submeter.

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15.2.2 If due to use of the Premises in a manner exceeding commercially reasonable occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Premises, or excessive use, interference with normal operation of the air conditioning in the Premises results, necessitating changes in the air conditioning system servicing the Premises, such changes shall be made by Landlord upon written notice to Tenant and Tenant’s sole cost and expense. Tenant agrees to keep all windows closed, and to lower and close window coverings when necessary because of the sun’s position whenever the said air conditioning system is in operation, and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the said air conditioning system. Landlord, throughout the Term, shall have free and unrestricted access to any and all air conditioning facilities in the Premises.

15.2.3 Landlord, at its sole cost and expense, shall install one (1) or more direct meters or submeters to measure Tenant’s electrical usage in the Premises. Tenant acknowledges and agrees that no direct gas meter shall be installed for the Premises and all gas service for Tenant’s HVAC or for any other purpose in the Premises shall be connected to the gas meter that is currently serving the premises (the “Concurrent Premises”) under the Concurrent Lease. Notwithstanding the foregoing, upon written request from Tenant, Landlord shall provide an estimated breakdown of gas consumption and the cost associated with such consumption (the “Gas Consumption Breakdown”), on such frequency as Tenant may request (which in no event shall be less frequent than on a monthly basis) for each of the Premises and the Concurrent Premises, which estimated breakdown shall be based on the size and specifications of the gas-fueled equipment located in each of the Premises and the Concurrent Premises. If water is being used in the Premises for purposes other ordinary lavatory and kitchen purposes, then Tenant shall, at its sole cost and expense, install a submeter to measure Tenant’s water consumption. If any Utility Service is not separately metered or assessed or are only partially separately metered or assessed and are used in common with other tenants or occupants of the Building, Tenant shall pay to Landlord on demand the charges for such services based on Tenant’s proportionate share of such charges for such Utility Service, which shall be such charges multiplied by a fraction the numerator of which shall be the gross square feet of the Premises and the denominator of which shall be the gross square feet of all tenants and occupants of the Building using such common Utility Service. Tenant shall be responsible to maintain all direct meters and submeters at Tenant’s sole cost and expense. Tenant shall pay to the subject utility directly all amounts due and payable pursuant to the gas meter, and shall pay Landlord all amounts due and payable pursuant to the electric sub-meter(s) and water submeter, if any. Tenant shall pay all fees incurred by Landlord in connection with Landlord’s reading of any meter or submeter that serves the Premises and, if requested by Tenant, the calculation of the Gas Consumption Breakdown. Tenant shall make no alterations or additions to the initial lighting, electrical appliances or office equipment if the demand electrical load, when combined with the load of all lighting fixtures and all occupancy factors exceeds the referenced watts per square foot of installed ceiling area, without first obtaining written consent from Landlord in each instance. Tenant agrees that at all times its use of electric service shall not exceed the capacity or overload any of the central and appurtenant installations for electric service including, but not limited to all wires, feeders, risers, electrical boxes, switches, outlets, connections, and cables located in the Building, or Premises or any other mechanical equipment spaces located therein. Tenant’s use of electric service shall not interfere with the use thereof by other occupants of the Building and shall be of such a nature, as determined by Landlord in its sole judgment and discretion, so as not cause permanent damage or injury to the Premises or the Building or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense, or interfere with or disturb other tenants or occupants. Tenant may install, at its sole cost and expense, additional outlets in the Premises so long as Tenant shall use a contractor approved by Landlord and provided the installation and/or use of such additional outlets shall otherwise be in accordance with the terms of this Lease. Subject to and in accordance with the applicable terms of this Lease, Tenant may install a separate gas meter for the Premises, with Landlord’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed), and any such gas meter shall be installed, maintained and repaired at Tenant’s sole cost and expense. Tenant’s gas meter must be in compliance with all applicable legal requirements. If a gas meter is installed for the Premises, Tenant shall pay to the subject utility directly all amounts due and payable pursuant to such gas meter.

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15.2.4 Landlord reserves the right to stop, interrupt and/or suspend utility service and/or electric service when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Landlord for as long as may be reasonably required by reason thereof provided, however, if such utilities or services are interrupted or terminated due to the acts or omissions of Landlord and not restored within five (5) business days from the time of such interruption or termination, and if the Premises become untenantable as a result of such interruption or termination such that the Premises is not able to be open for business, then Tenant shall have the right to abate the payment of Rent from the expiration of such five (5) day period until the earlier of such date that the utilities or services are restored. The repairs, alterations, replacements or improvements shall be done with a minimum of inconvenience to Tenant and upon reasonable notice to Tenant (except that no notice shall be required in the event of an emergency) and Landlord shall pursue same with due diligence. Landlord shall make commercially reasonable efforts to provide Tenant with reasonable advance notice (except that no notice shall be required in the event of an emergency) of any scheduled interruption of electric service so as to enable Tenant to test Tenant’s Generator prior to such electric service interruption.

15.2.5 Landlord shall in no way be liable for any loss, damage, or expense which Tenant may incur as a result of the change, at any time, of the character or quality of electric service or utility service or any failure of or defect in electric service or utility service by reason of any public or private utility company then supplying such service to the Building or the Premises and Tenant agrees to hold the Landlord harmless and to indemnify it from and against any loss, liability or damage in connection therewith resulting from Tenant’s negligent or willful acts or omissions causing such failure or defect in such electric service. This indemnity shall survive the expiration or other termination of this Lease.

15.3. Access

15.3.1 Except as otherwise specifically provided for in this Lease, Landlord represents and warrants that Tenant shall have access to the Premises Twenty-Four (24) hours a day, Seven (7) days a week. Notwithstanding the foregoing, if Landlord is required to install a remote access and control system (including, without limitation, a closed circuit cameras) in order to enable Tenant entry to the Building Twenty-Four (24) hours a day, Seven (7) days a week, then Tenant shall be responsible for Landlord’s actual out-of-pocket expenses incurred in connection with the installation of such access and control system.

15.3.2 Tenant’s employees, agents and invitees shall not use the Building’s main lobby entrance or the Common Area lavatory.

15.4 Cleaning

15.4.1 Landlord shall provide cleaning services to the Common Areas, except for Saturdays, Sundays or holidays, consistent with cleaning services performed by owners of similarly situated office buildings in Nassau County, New York.

15.4.2 Tenant, at Tenant’s cost and expense, shall cause to be cleaned the Premises, including the bathrooms and the interior and exterior surfaces of the windows located therein and throughout the Premises pursuant to minimum cleaning specifications reasonably imposed by Landlord to be employed by tenants of the Building. All such cleaning services shall be performed by Landlord’s designated cleaning contractor or Tenant’s cleaning contractor reasonably acceptable to Landlord.

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16. Indemnification and Exculpation.

16.1 Tenant’s Assumption of Risk and Waiver. Landlord shall not be liable to Tenant, Tenant’s employees, agents or invitees for: (a) any loss (including loss by theft) or damage to property of Tenant, or of others, located in, on or about the Premises or the Building which property shall be the sole risk of Tenant, (b) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises, or (c) any such damage caused by other persons in, on or about the Premises, occupants of adjacent property, or the public, or caused by operations in construction of any private (unless undertaken by or on behalf of Landlord), public or quasi-public work. Landlord shall in no event be liable for any consequential damages or loss of business or profits and Tenant hereby waives any and all claims for any such damages.

16.2 Tenant’s Indemnification. Except to the extent caused by the gross negligence or intentional misconduct of the Landlord, Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and the Landlord Indemnified Parties harmless from and against, any and all Claims arising or resulting from (i) any injury to, or death of, any person, or any loss of, or damage to, any property in or on the Premises or connected with the use, condition or occupancy thereof; (ii) any act, omission or negligence of Tenant or any of the Tenant Parties; (iii) the use of the Premises or the Building and conduct of Tenant’s business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in, on or about the Premises or the Building.

16.3 Landlord’s Indemnification. Landlord shall be liable for, and shall indemnify, defend, protect and hold Tenant and Tenant Parties harmless from and against, any and all Claims arising or resulting from (i) any injury to, or death of, any person, or any loss of, or damage to, any property in or on the Common Areas; or (ii) any gross negligence or willful misconduct of Landlord or any of the Landlord Indemnified Parties; provided, however, Landlord shall not be required to indemnify or hold Tenant or the Tenant Parties harmless from any Claims to the extent they result or arise from the negligence or willful misconduct of Tenant or the Tenant Parties. In case any action or proceeding is brought against Tenant or any Tenant Parties by reason of any such indemnified Claims, Landlord, upon written notice from Tenant, shall defend the same at Landlord’s expense by counsel selected by Landlord.

16.4 Survival; No Release of Insurers. The indemnification obligation under Sections 16.2 and 16.3 shall survive the expiration or earlier termination of this Lease. The covenants, agreements and indemnification in Sections 16.1, 16.2 and 16.3 above, are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant or Landlord, pursuant to the provisions of this Lease or otherwise.

17. Services/Rules and Regulations.

17.1 Rules and Regulations. Tenant and Tenant’s servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations, and such other and further reasonable rules and regulations as Landlord or Landlord’s agents may from time to time adopt. Nothing in this Lease contained shall be construed to impose on Landlord any duty or obligation to enforce the rules and regulations, or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord agrees not to discriminate against Tenant in the application of the Rules and Regulations.

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18. Eminent Domain.

18.1 Total Taking. If all, or substantially all, of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, except by Tenant or its affiliates, this Lease shall cease and terminate as of the date of vesting of title.

18.2 Partial Taking. If a substantial portion of the Building shall be so condemned or taken, and if such taking shall substantially affect the Premises and Tenant’s use and enjoyment thereof, Tenant shall have the right, by delivery of notice in writing to Landlord within sixty (60) days of Tenant’s receipt of a notice of such taking, to terminate this Lease and the term and estate hereby granted, as of the date of the vesting of title in the condemnor. If Tenant shall not so elect, this Lease shall be and remain unaffected by such condemnation or taking, except that, effective as of the date of actual taking, the Annual Rent payable by Tenant shall be diminished by an amount which shall bear the same ratio to the Annual Rent as the rentable square foot floor area of the portion of the Premises taken bears to the rentable square foot floor area of the Premises.

18.3 Termination of Lease. In the event of the termination of this Lease in accordance with the provisions of Sections 18.1 or 18.2 hereof, the Annual Rent and the Additional Rent shall be apportioned and prorated accordingly. In the event of any taking, partial or otherwise, Tenant shall not be entitled to claim or receive any part of any award or compensation which may be awarded in any such condemnation proceeding, or as a result of such condemnation or taking, whether the same be for the value of the unexpired term of this Lease or otherwise, or to any damages against Landlord and/or the condemning authority. Nothing herein contained, however, shall be deemed to preclude Tenant from making any separate claim against the condemnor for the value of any fixtures or other installations made by Tenant in the Premises and which do not, upon installation or the expiration or earlier termination of this Lease, become the property of Landlord, or for Tenant’s moving expenses, provided the award for such claim or claims, except as herein provided, is not in diminution of the award made to Landlord.

19. Fire and Other Casualty and Required Insurance.

19.1 Casualty. (a) If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth. If all or any part of the Premises shall be damaged or destroyed by fire or other casualty, the Condominium Documents shall govern any obligations to effect such repairs and rebuilding.

(b) If the Premises are partially damaged or rendered partially unusable (“Partial Casualty”) by fire or other casualty other than a “Substantial Casualty” as defined below, the damages thereto shall be repaired by and at the expense of Landlord with due diligence and using commercially reasonable efforts to complete such repairs in a timely manner and the Rent and Additional Rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the Premises which is usable. “Substantial Casualty” shall be defined as any damage by fire or other casualty which either: (i) destroys thirty (30%) percent or more of the Premises; (ii) renders the Premises unavailable for Tenant’s use for a period of more than sixty (60) days; or (iii) cannot be reasonably expected to be repaired and restored to its original condition (or better) by Landlord within a period of one hundred fifty (150) days from the date of such Substantial Casualty. If the estimated date by which reparation and restoration is expected to occur (the “Estimated Date”) shall be a date later than one hundred and fifty (150) days after the date of the Substantial Casualty, or if the Substantial Casualty occurs within the last two (2) years of the Term, then Tenant may, at its option, terminate this Lease by giving written notice to Landlord within thirty (30) days after Tenant’s receipt of the Estimated Date. In any case where Tenant’s termination right as aforesaid (as well as any case where Tenant does not elect to exercise its termination right as aforesaid) arises, Tenant shall have the right to terminate this Lease on sixty (60) days’ prior written notice to Landlord, if Landlord’s restoration work is not completed by the Estimated Date, subject to Tenant Delay and Force Majeure Delay. Tenant may exercise the termination right described in the preceding sentence by delivering written notice thereof to Landlord at any time following the Estimated Date and prior to the date Landlord completes Landlord’s restoration work, subject to Landlord’s right to complete Landlord’s restoration work during said sixty (60) day period. If Tenant terminates this Lease as provided herein, then such termination shall be effective on the date specified in Tenant’s notice of termination as if said date were the date fixed for the expiration of the Term. Any rent paid by Tenant for a period beyond the date of termination of this Lease or for any period of abatement shall be refunded by Landlord to Tenant.

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(c) In the event of a “Substantial Casualty”, Landlord may elect to terminate this Lease by written notice to Tenant within sixty (60) days after such fire or casualty specifying a date for the expiration of this Lease, which date shall not be more than forty five (45) days after the giving of such notice, and upon the date specified in such notice, the term of this Lease shall expire as fully and completely as if such date were the date set forth above for the expiration of this Lease and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice, subject, however, to Landlord’s rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any Rent owing shall be paid up to such date and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless a termination notice as provided for is timely transmitted, subject to Landlord’s receipt of insurance proceeds, Landlord shall promptly and with due diligence undertake the repair and restoration of the Premises, using reasonable commercial efforts to complete such repair and restoration in a timely manner subject to Tenant Delay and Force Majeure Delay.

19.2 Tenant’s Personal Property. Tenant acknowledges that Landlord will not carry insurance on Tenant’s personal property, contents, furniture and/or furnishings or any fixtures or equipment, specialty alterations, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same, for any reason whatsoever.

19.3 Tenant’s Insurance. Tenant acknowledges that Landlord will not carry insurance on Tenant’s personal property, contents, furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same, for any reason whatsoever. Tenant shall, throughout the term of this Lease, maintain at its own cost and expense, (a) insurance against loss or damage by fire and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies (including, without limitation, protection against vandalism, malicious mischief and sprinkler, equipment, boiler and machinery insurance against leakage or explosion), to the personal property, furniture, furnishings and fixtures belonging to Tenant located in the Premises, in an amount adequate to cover actual replacement cost, which insurance policies may include a provision for the deduction from any recovery thereof of a sum in such amount as is then standard in insurance policies insuring property similar to Tenant’s property, (b) comprehensive general liability insurance in the amounts set forth in Section 19.5, (c) worker’s compensation and employer’s liability insurance in the amounts set forth in Section 19.5, and (d) umbrella liability insurance in the amounts set forth in Section 19.5; All insurance required to be maintained by Tenant under this Lease shall be approved by Landlord and shall be provided by insurance companies with an A.M. Best Rating of “AX” or better and who are licensed by the State of New York. Prior to Tenant’s taking occupancy of, or undertaking work in, any portion of the Premises, and thereafter not less than thirty (30) days prior to the expiration of any policy or policies, evidence of the issuance, or renewal, of such policy or policies, or a new certificate for the initial or renewal period, as the case may be, shall be delivered to Landlord. Such evidence or certificate shall clearly state that the insurance coverage applies in New York. Tenant’s General Liability insurance (including all umbrella/excess liability) shall designate Landlord as additional insureds on a primary basis and shall provide contain an agreement on the part of the insurance company (A) not to cancel such policy or coverage, or change the terms of such coverage, without thirty (30) days prior written notice to Landlord and (B) that no act or omission of any named insureds will invalidate the policy as to the other named insureds. Except with respect to those obligations that Tenant and Landlord is responsible to indemnify the other pursuant to Section 16.2 and 16.3, respectively, each party agrees to look solely to its insurance company for payment for any loss or damage to its property, and not to make any claim against, or seek to recover from, the other party, its officers, directors, members, servants, agents or employees for such loss or damage, whether or not the loss or damage was due to the acts or omissions of the other party or its officers, directors, members, servants, agents or employees. Upon the occurrence of any casualty insured against, each shall have full authority to, and shall, take all necessary measures to negotiate, compromise or adjust any loss under such party’s policy. Each party hereby waives any and all right of recovery, which it might otherwise have against the other party, its employees and servants and agents for loss or damage to the Premises or Tenant’s furniture, furnishings, fixtures and personal property. Each party, at its cost and expense, will cause its insurance carrier to include, in each policy of insurance that said party is, by the terms and provisions of this Lease, required to obtain or which is obtained by said party, an endorsement (i) waiving the right of subrogation against the other party and its agents, officers, directors, members, servants and mortgagees with respect to losses payable under such policies or (ii) agreeing that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

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19.4 Waiver. Subject to the foregoing provisions of this Article 19, Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law, or any other law or statute hereafter enacted of similar import, and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof.

19.5 Tenant’s Insurance. Tenant shall maintain at its own cost and expense:

(a) Comprehensive General Liability Insurance covering the Premises on an occurrence basis with a deductible not exceeding $5,000.00, with minimum limits of liability in an amount equal to One Million ($1,000,000.00) Dollars for bodily injury, personal injury or death to any one person and Two Million ($2,000,000.00) Dollars for bodily injury, personal injury or death to more than one (1) person, or a single limit of Two Million ($2,000,000.00) Dollars for bodily injury, personal injury or death per occurrence, and with a separate limit of Two Million ($2,000,000.00) Dollars for Products/Completed Operations per occurrence, and Two Hundred Fifty Thousand ($250,000.00) Dollars with respect to damage to property by water or otherwise, such policy shall name Landlord, the holder of any mortgage and/or over, ground or master lease on all or any portion of Landlord’s interest in the Land and/or Building, as additional named insureds to the extent of Tenant’s acts or omissions or the acts or omissions of Tenants’ contractors, agents, its and their employees and its guests, customers or invitees and shall provide that the same may not be cancelled or terminated without at least thirty (30) days written notice to Landlord and the additional named insureds by the insurance company issuing such policy, and that no act or omission to act of Tenant shall invalidate such insurance as to Landlord and the other additional named insureds;

(b) Worker’s Compensation and Employer’s Liability Insurance in accordance with the laws of the State of New York;

(c) Umbrella liability insurance with maximum limits of liability in an amount equal to Five Million ($5,000,000.00) Dollars per occurrence with a Five Million ($5,000,000.00) Dollar minimum aggregate; and

(d) When required by Landlord, such other insurance against other insurable hazards and in such amounts as may from time to time be commonly and customarily insured against and are generally available for tenants in first-class office buildings in Nassau County, New York.

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20. Default.

20.1	Events of Default

(a) If any one or more of the following events shall happen and shall not have been cured within any applicable grace period herein provided:

(1) if default shall be made in the due and punctual payment of Rent or payable by Tenant under this Lease when and as the same shall become due and payable, and such default shall continue for a period of ten (10) business days after written notice thereof from Landlord to Tenant; or

(2) if default shall be made by Tenant in performance of, or compliance with, any of the covenants, agreements or conditions contained in this Lease and either (i) in the case of a default or a contingency which can with due diligence be cured within thirty (30) days, such default shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant, or (ii) in the case of a default or a contingency which cannot with due diligence be cured within thirty (30) days, Tenant shall fail, after written notice thereof from Landlord, to proceed promptly and with all due diligence to commence to cure the same within thirty (30) days and thereafter to diligently and in good faith continue to prosecute the curing of such default; or

(3) if Tenant shall file a voluntary petition seeking an order or relief under Title 11 of the United States Code or similar law of any jurisdiction applicable to Tenant, or Tenant shall be adjudicated a debtor, bankrupt or insolvent, or shall file any petition or answer seeking, consenting to or acquiescing in any order for relief, reorganization, arrangement, composition, adjustment, winding-up, liquidation, dissolution or similar relief with respect to Tenant or its debts under the present or any future bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall file an answer admitting or failing to deny the material allegations of a petition against it for any such relief or shall generally not, or shall be unable to, pay its debts as they become due or shall admit in writing in any filing with any court or Legal Authority its insolvency or its inability to pay its debts as they become due, or shall make a general assignment for the benefit of creditors or shall seek or consent or acquiesce in the appointment of any trustee, receiver, examiner, assignee, sequestrator, custodian or liquidator or similar official of Tenant or of all or any part of Tenant’s property or if Tenant shall take any action in furtherance of or authorizing any of the foregoing; or if Tenant shall call a meeting of, or propose any form of arrangement, composition, extension or adjustment with, its creditors holding a majority in amount of Tenant’s outstanding indebtedness; or

(4) if any case, proceeding or other action shall be commenced or instituted against Tenant, seeking to adjudicate Tenant a bankrupt or insolvent, or seeking an order for relief against Tenant as debtor, or reorganization, arrangement, composition, adjustment, winding-up, liquidation, dissolution or similar relief with respect to Tenant or its debts under the present or any future bankruptcy act or any other present or future applicable federal, state or other statute or law, or seeking appointment of any trustee, receiver, examiner, assignee, sequestrator, custodian or liquidator or similar official of Tenant or of all or part of Tenant’s property, which either (i) results in the entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having similar effect or (ii) remains undismissed for a period of ninety (90) days; or if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of execution, attachment restraint or similar process against Tenant or any of Tenant’s property which results in the taking or occupancy of the Premises or an attempt to take or occupy the Premises which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days after the entry thereof; or

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(5) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted to the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person other than Tenant, or

(6) if Tenant’s obligations under this Lease shall have been guaranteed by any person other than Tenant and such person shall default in observance or performance of any term, covenant or condition to be observed or performed by such person under the instrument or agreement containing such guarantee; or

(7) if any financial statement or other information furnished to Landlord by Tenant in connection with this Lease is materially false or misleading; or

(8) if Tenant is the subject of a Chapter 11 reorganization under the Bankruptcy Reform Act of 1978 as amended and such reorganization is not confirmed within eighteen (18) months from the time of filing of a voluntary or involuntary petition thereunder (it being understood that in such event Tenant consents to the termination of the automatic stay provisions of Section 362 of such Act);

(9) if Prophase Diagnostics, Inc. or any entity that controls, is controlled by, or is under common control with Prophase Diagnostics, Inc. (such entity is herein referred to as a “Prophase Affiliate”) is in default in the observance or performance of any term, covenant or condition on tenant’s part to be observed or performed beyond any applicable notice and cure period under that certain lease agreement dated as of December 8, 2021 (as the same may be amended from time to time, the “Concurrent Lease”), between Landlord, as landlord, and Prophase Diagnostics, Inc., as tenant (Prophase Diagnostics, Inc. or any Prophase Affiliate that is the tenant under the Concurrent Lease is herein referred to as the “Concurrent Tenant”), then and in any such event (hereinafter sometimes called an “Event of Default”) Landlord may give written notice (“Termination Notice”) to Tenant specifying such Event of Default or Events of Default and stating that this Lease and the Term shall expire and terminate on the date specified in the Termination Notice, which shall be at least five (5) days after the giving of the Termination Notice, and on the date specified therein this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate, it being the intention of the Landlord and Tenant hereby to create conditional limitations, and Tenant shall remain liable as provided in Article 21 and in accordance with those provisions of this Lease which are specifically stated herein to survive the expiration or other termination of this Lease.

20.2. Recovery of Rent. Notwithstanding the provisions of Section 20.1(A), if there shall be an Event of Default at any time or from time to time under the provisions of subdivision (A) (1) of Section 20.1A, Landlord may, in lieu of giving a Termination Notice, at any time after the occurrence of any such Event of Default and during the continuance thereof, institute an action for the recovery of the Rent in respect of which an Event of Default shall have occurred and be continuing. Neither the commencement of any such action for the recovery of Rent nor the prosecution thereof shall be deemed a waiver of Landlord’s right to give a Termination Notice in respect of any such Event of Default during the continuance thereof and Landlord may, notwithstanding the commencement and prosecution of any such action, give a Termination Notice and terminate this Lease pursuant to Section 20.1.A (1) at any time during the continuance of such Event of Default.

20.3 Interest on Late Payments. If Tenant fails to pay any item of Rent on or prior to the fifth (5th) day after the date when such payment is due, then Tenant shall pay to Landlord, in addition to such item of Rent, as a late charge and as Additional Rent, an amount equal to interest at the Interest Rate the amount unpaid, computed from the date such payment was due to and including the date of payment. In addition, Tenant shall pay Landlord an administrative fee, as Additional Rent, of $500.00 for each such nonpayment or late payment. Nothing contained in this Section 20.3 limits Landlord’s available rights or remedies after the occurrence of an Event of Default.

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20.4 Re-Entry. In the event that this Lease shall be terminated as provided in this Article, Landlord or Landlord’s agents may, immediately, or at any time thereafter, without further notice, enter upon and re-enter the Premises and possess and repossess itself thereof, by summary proceedings, ejectment or otherwise, and have, hold and enjoy the Premises and the right to receive all income of and from the same. No re-entry by Landlord pursuant to this Article shall be deemed an acceptance of a surrender of this Lease nor shall it absolve or discharge Tenant from any liability under this Lease.

20.5 Reletting. In the event that this Lease shall be terminated as provided in this Article, Landlord may, at any time or from time to time thereafter, relet the Premises or any part thereof, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent, as Landlord may determine, to any tenant which it may deem suitable and satisfactory and for any use and purpose it may deem appropriate and may collect and receive the rents therefor. Landlord, at its option, may make such repairs, alterations, additions, improvements, decorations and other physical changes in and to the Premises, as Landlord considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. Landlord shall not in any event be required to pay Tenant any sums received by Landlord on a reletting of the Premises, or any part thereof, whether or not in excess of the rent reserved in this Lease.

20.6 Tenant Waivers. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant including all creditors, does hereby waive any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law, to (i) the service of any notice of intention to re-enter or institute legal proceedings to that end, excluding service of process, (ii) redeem the Premises, (iii) re-enter or repossess the Premises, or (iv) restore the operation of this Lease, after Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or after any re-entry by Landlord or after any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

20.7 Disputed Rent. In the event the Tenant shall dispute the validity or amount, or the time or manner of payment of, any rent claimed by Landlord to be due from Tenant under this Lease, Tenant shall nevertheless pay the same and such payment may be without prejudice to Tenant’s position if Tenant so requests at the time of payment. If the dispute shall be finally determined in Tenant’s favor by a court of competent jurisdiction, Landlord shall within a reasonable period of time not to exceed sixty (60) days’ pay Tenant the amount of Tenant’s overpayment of such rent. Tenant’s failure to observe and perform the provisions of this Section shall be deemed a default under subdivision (1) of Section 2.1.

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21. Measure of Damages in Event of Default

21.1. Damages. In the event that this Lease be terminated pursuant to Article 20 as a result of an Event of Default on the part of the Tenant and whether or not the Premises be relet, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent or otherwise, but such monies shall be credited by Landlord against any rent due at the time of such termination, or at Landlord’s option, against any damages payable by Tenant, and Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord the following:

(a) All Rent to the date upon which this Lease and the Term shall have terminated, and

(b) All expenses reasonably incurred by Landlord in recovering possession of the Premises (including summary proceedings), restoring the Premises to good order and condition, maintaining the Premises in good order and condition while vacant, altering or otherwise preparing the same for reletting, and in reletting the Premises (including brokerage commissions and legal expenses), plus all costs and expenses incurred by Landlord in applying for Landlord’s Permits, the same to be paid by Tenant to Landlord on demand, and

(c) The amount by which the Rent which, but for the termination of this Lease, would have been payable under this Lease from the date of termination to the Expiration Date exceeds the rental and other income, if any, collected by Landlord in respect of the Premises, or any part thereof, subject nevertheless to the provisions of Section 20.5, said amount to be due and payable by Tenant to Landlord on the several days on which the rent reserved in this Lease would have become due and payable for the period which otherwise would have constituted the unexpired portion of the Term (that is to say, upon each of such days Tenant shall pay to Landlord the amount of deficiency then existing).

21.2 Whether or not Landlord shall have collected any monthly deficiencies aforesaid, Landlord shall be entitled to recover from Tenant on demand, as and for liquidated damages, a lump sum payment equal to the amount by which the Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term, and conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re-entry and thereafter increasing by five (5%) percent per annum) exceeds the then rental value of the Premises for the same period both discounted at a rate equal to then applicable Treasury Rate to present value. If the Premises or any part thereof be relet by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater or less than the amount of liquidated damages referred to above (due account to be taken, however, of the amounts, if any, collected under this Article 21).

21.3 Excess Rent. In no event shall Tenant be entitled to receive any excess of the rental and other income collected by Landlord in respect of the Premises over the sums payable by Tenant to Landlord hereunder. In no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Article to a credit in respect of any such rental and other income, except to the extent that such rental and other income is allocable to the portion of the Term in respect of which such suit is brought and is actually received by Landlord prior to the entry of judgment in such suit.

21.4 Separate Actions. Separate actions may be maintained by Landlord against Tenant from time to time to recover any damages, which, at the commencement of any such action, have then or theretofore become due and payable to Landlord under Article 20, without waiting until the end of the Term and without prejudice to Landlord’s right to collect damages thereafter.

21.5 Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Section 21 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 21 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

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22. Subordination.

This Lease shall be subject and subordinate at all times to the Decalaration and any ground or master lease (and such extensions and modifications thereof), and to the lien of any mortgage now or hereafter encumbering all or any portion of the Premises (as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereof). Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated the Declaration or any ground or master leases or the lien of any or all mortgages to this Lease, provided, however, that the consent of any mortgage holder is required prior to the Landlord exercising the foregoing right to subordinate any mortgage. In the event that any mortgage is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord’s successor in interest, Tenant shall attorn to and become the tenant of such successor. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Subject to the foregoing, Tenant covenants and agrees to execute and deliver to Landlord within fifteen (15) days after receipt of written demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to the Declaration or any ground lease or master lease or the lien of any such mortgage or Tenant’s agreement to attorn. If, in connection with Landlord’s obtaining or entering into any financing or ground lease for any portion of the Premises, the lender or ground Landlord shall request modifications to this Lease, Tenant shall, within ten (10) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant’s rights hereunder and Landlord shall reimburse Tenant for its reasonable costs (including reasonable attorneys’ fees) in connection with the foregoing. Without limiting the generality of the foregoing, Landlord shall use best efforts to obtain a non-disturbance agreement from the holder of the mortgage currently encumbering the Project (“Lender”) substantially in the form annexed hereto as Exhibit F. Tenant may negotiate said form with the Lender provided that Tenant will pay any fee or cost imposed by Lender, the IDA and its counsel as a result thereof, and Tenant’s obligations under this Lease shall not be waived or delayed, and Landlord’s rights and remedies shall not be materially affected in the event a non-disturbance agreement is not executed. Furthermore, in the event this Lease is to be subject to any mortgage hereafter in effect, then Landlord shall use best efforts to deliver to Tenant a non-disturbance agreement, reasonably satisfactory to Tenant and the then mortgagee.

23. Estoppel Certificate.

Within ten (10) business days following Landlord’s written request, Tenant shall execute and deliver to Landlord an estoppel certificate certifying: (a) the Commencement Date; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the Rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of Tenant’s knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; (e) all work to be completed by Landlord shall have been completed and performed; (f) the amount of any security deposit; and (g) such other matters as are reasonably requested by Landlord. Any such estoppel certificate delivered pursuant to this Section 23 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Premises, as well as their assignees.

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24. Quiet Enjoyment.

Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease (including payment of Rent hereunder), Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord.

25. Transfer of Landlord’s Interest.

The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the landlord or landlords, at the time in question, of the fee title to, or a Tenant’s interest in a ground lease of, the Premises. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance.

26. Limitation on Parties’ Liability.

26.1 Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, members, managers, directors, officers or shareholders of Landlord or Landlord’s partners or affiliates, and Tenant shall not seek recourse against the individual partners, members, managers, directors, officers or shareholders of Landlord or Landlord’s partners or affiliates, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against, Landlord’s interest in the Premises, and no other assets of Landlord.

26.2 Except in connection with the enforcement of any guaranty, notwithstanding anything contained in this Lease to the contrary, the obligations of Tenant under this Lease (including any actual or alleged breach or default by Tenant) do not constitute personal obligations of the individual partners, members, managers, directors, officers or shareholders of Tenant or Tenant’s partners or affiliates, and Landlord shall not seek recourse against the individual partners, members, managers, directors, officers or shareholders of Tenant or Tenant’s partners or affiliates, or any of their personal assets for satisfaction of any liability with respect to this Lease.

27. Miscellaneous.

27.1 Governing Law. This Lease shall be governed by, and construed pursuant to, the laws of the State of New York.

27.2 Successors and Assigns. Subject to the provisions of Section 13 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns.

27.3 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant’s interest under any or all such subleases.

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27.4 Professional Fees. If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers’, accountants’, attorneys’ and other professional fees, expenses and court costs), shall be paid by the other party.

27.5 Waiver. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

27.6 Prior Agreements; Amendments. This Lease, including the Summary and all Exhibits and Riders attached hereto contains all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

27.7 Separability. The invalidity or unenforceability of any provision of this Lease (except for Tenant’s obligation to pay Rent) shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

27.8 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a Landlord amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

27.9 Force Majeure Delay. In the event that either party shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of preemption, strikes, lock-outs, labor troubles, labor disputes, shortages of labor and material, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), government restrictions (including restrictions issued as a response to the COVID-19 pandemic or any other public health emergency so declared by governmental authority), injunction or court order, riots, insurrection, war, enemy action, civil commotion, riot, insurrection, fire, earthquake, flood or other natural disaster or other reason of a like nature, not the fault of said party and other acts of God (herein collectively, “Force Majeure Delay”), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay, provided that Force Majeure Delay shall not apply to Tenant’s obligations to pay Rent or any other charges, fees or costs pursuant to this Lease.

27.10 Parking. Subject to the Municipal Code and all other applicable laws and regulations, Tenant shall have the non-exclusive right to (four) 4 parking spaces for every 1,000 square feet of rentable area in the parking lot around the Building for Tenant’s non-exclusive use as depicted on the parking diagram (the “Parking Diagram”) annexed hereto as Exhibit G. Common parking areas shall be provided at no additional cost for use by Tenant, its personnel and visitors in common with such other parties as Landlord shall permit to use the same on a “first come, first served” basis, subject to the preceding sentence. Landlord reserves the right, at all times during the term hereof, to promulgate and enforce reasonable rules and regulations with respect to the same in accordance with the terms of Section 17.1 hereof. Tenant, its permitted assignees and subtenants, personnel and visitors shall not, at any time, park trucks or delivery vehicles in any of the areas designated for automobile parking. Landlord shall have no responsibility to police or otherwise insure Tenant’s use thereof. All parking spaces and parking areas shall be unattended and shall be utilized at the vehicle owner’s own risk. Landlord shall not be liable for any injury to persons or property or loss by theft, or otherwise, of any vehicle or its contents.

27.11 Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

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28. Confidentiality.

28.1 Each party expressly agrees to protect and hold in the strictest confidence the transaction contemplated by this Lease, and any documents and information provided to either party (except for that which is readily available to the public). Notwithstanding the foregoing, the parties shall be permitted to disclose such matters, as appropriate, to its respective officers, directors, employees and to its lenders, attorney(s), title insurer, broker, accountants, consultants and other professionals in furtherance of this Agreement. The provisions of this Section shall survive any termination of this Lease.

29. Security Deposit

29.1 Tenant has deposited with Landlord the sum of $67,740.00 (“Security Deposit”) as security for the faithful performance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in any of the terms, provisions or conditions of this Lease, including but not limited to the payment of Rent, or failure to restore under Article 11, Landlord may use, apply or retain (as it elects) the whole or any part of the Security Deposit to the extent required for the payment of any Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default, including but not limited to any damages or deficiency in the re-letting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In any such event, Tenant shall be obligated to restore the security within fifteen (15) days after demand by Landlord to the full amount called for hereunder. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, including but not limited to payment of all Rent due hereunder, the Security Deposit shall be returned to Tenant after the expiration of the term of this Lease and after delivery of entire possession of the Premises to Landlord and an inspection and accounting by Landlord indicating Tenant’s full compliance.

29.2 Letter of Credit. As an alternative to the cash Security Deposit required under Section 29.1, Tenant may, within the first twelve (12) months following the Commencement Date, deliver to Landlord a letter of credit (“Letter of Credit”) to serve as security for the full and faithful performance and observance by Tenant of all of the terms, conditions, covenants and agreements of this Lease. The Letter of Credit must be in a form acceptable to Landlord and must conform to the requirements of Section 29.3 below, and the rights and obligations of the parties with respect to the Letter of Credit shall be governed by the provisions of Sections 29.4 and 29.5, below.

29.3 Requirements for Letter of Credit. The Letter of Credit must conform to each the following requirements:

29.3.1 Such Letter of Credit shall be a clean, irrevocable and unconditional letter of credit transferable in whole or in part by Landlord. The Letter of Credit and any renewal, amendment and replacement thereof shall be issued by a commercial bank (the “Issuing Bank”) which is a member of The Clearing House LLC, reasonably acceptable to Landlord, which Letter of Credit shall have a term of one year, with automatic renewals and with thirty (30) days’ notice to Landlord for non-renewal, be for the account of Landlord, provide for partial drawdowns and be in the amount set forth below, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease, including, without limitation, the surrender of possession of the Premises to Landlord as herein provided. Tenant agrees to cause the Issuing Bank to renew the Letter of Credit, in the same form, or to obtain a Letter of Credit from another Issuing Bank conforming to the provisions of this Section annually during the term of this Lease. The Letter of Credit or any remaining portion of any sum collected by Landlord thereunder from the Issuing Bank, together with any other portion of any other sums then held by Landlord as security and which sums Landlord is not entitled to apply or retain with respect to any default by Tenant hereunder, shall be returned to Tenant within Thirty (30) days after the Expiration Date.

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29.3.2 The Letter of Credit must expressly state that all fees and expenses are for the account of Tenant, that neither the beneficiary nor any successor beneficiary shall have any obligation to pay any such fees or expenses, and that the failure of Tenant to pay any such fees or expenses shall not affect the rights of the beneficiary thereunder; and

29.3.3 The original Letter of Credit to be delivered by Tenant upon execution of this lease shall be in the face amount of $67,740.00.

Tenant acknowledges and agrees that Landlord shall have no responsibility or liability on account of any error by the Issuing Bank.

29.4 Sale or Lease of the Building or Property. In the event of the sale or lease of the Building, Landlord shall have the right, at no cost to Landlord, to transfer the Security Deposit or Letter of Credit, as the case may be, without charge for such transfer, to the purchaser or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit or Letter of Credit (excluding liability, if any, relating to draws made by Landlord or Landlord’s designated beneficiary prior to the date of transfer, if any), as the case may be. In such event, Tenant agrees to look solely to the new landlord for the return of said Security Deposit or Letter of Credit (excluding liability, if any, relating to draws made by Landlord or Landlord’s designated beneficiary prior to the date of transfer, if any), as the case may be. It is agreed that the provisions hereof shall apply to every transfer or assignment made of such rights to a new landlord. In the event of the posting of a Letter of Credit in lieu of the cash Security Deposit, Tenant shall execute such documents as may be necessary to accomplish such transfer or assignment of the Letter of Credit.

29.5 No Assignment. Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Security Deposit or Letter of Credit held hereunder, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the security shall be deemed to be applied to the payment or the Base Rent and Additional Rent due Landlord for periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord in partial satisfaction of Landlord’s damages.

30. OFAC Compliance

30.1 Landlord and Tenant each represents and warrants to the other that (a) it and each person or entity owning an interest in it, is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of its funds or other assets constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in it (whether directly or indirectly), (d) none of its funds have been derived from any unlawful activity with the result that the investment in it is prohibited by law or that the Lease is in violation of law, and (e) it has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term, “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

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30.2 Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargoes and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached, or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Persons”(as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease, and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

30.3. Landlord and Tenant hereby acknowledge and agree that inclusion on the List at any time during the Lease Term of this shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Leased Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Leased Premises by any such person or entity shall be a material default of the Lease.

31. Condominium Provisions.

31.1 Wherever in this Lease there is an obligation or duty imposed upon Landlord and there is a corresponding obligation imposed upon the Condominium or Condominium Association pursuant to the Condominium Documents, then, in each such instance, this Lease shall be read as though the obligation or duty of the Landlord was in fact the obligation or duty of the Condominium or the Condominium Association, as the case may be, and subject to Tenant’s right to exercise any remedy provided hereunder for Landlord’s failure to perform as required, Landlord shall otherwise have no duty to Tenant with respect thereto except to use commercially reasonable efforts to cause the Condominium Association to so perform such obligation or duty or as herein otherwise specified. Notwithstanding anything to the contrary contained elsewhere in this Lease, any provision of this Lease that requires Landlord to “cause the Condominium Association” to provide services or perform any other act shall be deemed to require Landlord to use commercially reasonable efforts to cause the Condominium Association to do the same, and Landlord shall not be liable to Tenant for any failure in performance resulting from the failure in performance by the Condominium Association, and Landlord’s obligations hereunder are accordingly conditional where such obligations require such parallel performance by the Condominium Association, provided that Landlord shall, at Landlord’s cost and expense, use commercially reasonable efforts to enforce such rights as Landlord may have against the Condominium Association under the Condominium Documents for the benefit of Tenant upon Tenant’s written request therefor (and to forward to the Condominium Association any notices or requests for consent as Tenant may reasonably request).

31.2 To the extent that the obligations set forth in this Lease on the part of Landlord to be performed, including, without limitation, any obligations with respect to services and the maintenance, repair and restoration of the Building and Building systems, are, in accordance with the provisions of the Condominium Documents, the obligations of the Condominium Association, Landlord shall not be responsible for the performance of any such obligations and Tenant agrees to look solely to the Condominium Association for the performance of such obligations. Landlord shall, however, use commercially reasonable efforts to require the Condominium Association to comply with the terms of the Condominium Documents. Landlord shall in no event be liable to Tenant, nor shall the obligations of Tenant hereunder be impaired or the performance thereof excused, because of any failure or delay on the Condominium Association’s part in performing such obligations.

31.3 The use of the Premises and the Common Elements, or any part thereof, by Tenant or any of Tenant’s employees and invitees shall be subject at all times during the Term to the Condominium Documents and the additional Condominium rules and regulations adopted from time-to-time by the Landlord or the Condominium Association governing, without limitation, the use of the passageways, signs, exterior of the Building, lighting and other matters affecting other tenants in, and the general management and appearance of, the Building and Project, provided such future rules and regulations do not diminish Tenant’s rights hereunder.

32. Cross Default.

32.1 As a material inducement for Landlord’s execution and delivery of this Lease, Tenant agrees that any uncured default by the Tenant named herein or any Prophase Affiliate (as defined herein) shall constitute a default by Concurrent Tenant under the Concurrent Lease, entitling Landlord to its remedies thereunder.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LANDLORD:

BRG OFFICE L.L.C.

By:	/s/ Scott Mittel
Name:	Scott Mittel
Title:	Officer

UNIT 2 ASSOCIATES L.L.C.

By:	/s/ Scott Mittel
Name:	Scott Mittel
Title:	Officer

TENANT:

PROPHASE DIAGNOSTICS, INC.

By:	/s/ Ted Karkus
Name:	Ted Karkus
Title:	CEO

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